                                                                   EXHIBIT 10.31



                                 January 2, 2002



Bruce E. Hansen
Poway, CA 92064

Dear Bruce:

           As we've discussed, the purpose of this letter agreement between you and HNC Software Inc. ("HNC") is to confirm the current terms and conditions of your employment with HNC, including certain modifications to your revised employment offer letter with HNC dated March 1, 2000, a copy of which is attached to this letter as Appendix 1 (the "OFFER LETTER"). In consideration of our mutual agreements set forth below in this letter, you and HNC hereby agree as follows:

           1. Your employment with HNC will continue to be on an "at will" basis, as provided in the second full paragraph on page 2 of the Offer Letter. This means that your employment with HNC may be terminated at any time, with or without cause or prior notice, for any reason or no reason; provided, however, that HNC will not terminate your employment prior to March 1, 2002 without Cause (as defined in Section 3 below). You agree that, if at any time during the course of your employment you are requested by HNC to work at home and/or not to work in HNC's offices for any period of time, then during that period of time you will not perform any services at, nor will you work at, enter onto or appear at, HNC's offices unless you are expressly requested to do so by HNC's Chief Executive Officer.

           2. You agree to perform the duties requested of you by HNC's Board of Directors or any committee thereof (the "BOARD") and/or by HNC's Chief Executive Officer (the "CEO"). These duties will include active performance of your existing duties as HNC's President, such as providing day-to-day financial management of HNC's operations, staff oversight and JOOP strategy and policy setting. In particular, you agree that you will, as directed by the Board and/or the CEO, actively assist HNC in: (a) recruiting persons designated by the Board and/or the CEO to serve as officers or management team members; (b) training and orienting any persons hired by HNC as officers or management team members in order to facilitate an orderly, stable and successful transition in HNC's business and management organization; (c) achieving management's "buy in" to HNC's strategic direction as determined by the Board and the CEO; and (d) maintaining stability in HNC's management team, such as working to ensure that the roles and responsibilities of HNC management team members are suitably matched.

           3. If your employment with HNC is terminated by HNC at any time for any reason other than "Cause" (as defined below in this Section 3), then, subject to your first executing and delivering to HNC a settlement agreement and general release satisfactory to HNC and in substantially the form attached to this letter as Appendix 2 and such release becoming irrevocable and binding upon you:

            (a) HNC will pay you a cash severance payment in an amount equal to one (1) year of your then-current base salary (the "SEVERANCE PAYMENT"), with such Severance Payment to be paid to you in approximately equal monthly installments (net of all applicable payroll and tax withholdings) upon each of HNC's regular payroll periods during the one (1) year period immediately following the effective date of the termination of your employment other than for Cause (the "TERMINATION DATE");

            (b) You will also become entitled to receive a cash bonus under the HNC bonus program in which you are participating during the fiscal year in which the Termination Date occurs, to the extent that such bonus has been earned by you under the terms of such bonus program as of the Termination Date; provided however, that in no event will the amount of such bonus be less than the greater of: (i) sixty percent (60%) of your maximum target bonus for that fiscal year under such bonus program; or (ii) the average percentage of the maximum target bonus actually earned by members of the JOOP in that fiscal year (the "JOOP" being comprised of HNC's CEO and the members of HNC's "Office of the President"). Such bonus will be paid to you when the amount of similar bonuses payable to members of the JOOP for the fiscal year in question are determined and paid by HNC.

            (c) On the Termination Date, the vesting of your right to exercise the outstanding HNC common stock options then held by you (your "OPTIONS") will accelerate by one (1) year (and no more) and will cease to vest thereafter (that is, on the Termination Date your Options will vest and become exercisable to the extent that they would have been vested if you had remained continuously employed by HNC until one (1) year after the Termination Date).

            (d) Your Options will continue to be exercisable by you, to the extent they are vested pursuant to subparagraph (c) above, for a period of one
(1) year after the Termination Date;

            (e) HNC will execute and deliver to you a limited release in substantially the form attached to this letter as Appendix 3;.

            (f) HNC will reimburse you for any verified COBRA payments that you make in order to continue your coverage under HNC's health and medical insurance benefit plans during the Continuation Period (as defined below); and

            (g) At its expense, during the Continuation Period HNC will continue your coverage under any life insurance benefits in which you are participating in your capacity as an HNC employee immediately prior to the Termination Date (if any), to the extent permitted under any such life insurance benefit plan(s).

            The "CONTINUATION PERIOD" means that time period beginning on the Termination Date and ending upon the earlier to occur of (i) one (1) year after the Termination Date or (ii) the first date on or after the Termination Date on which you commence employment with any other party.

            As used in this letter, the term "CAUSE" means: (a) your commission of a crime, an intentional tort, an act of violence or other willful misconduct that adversely affects the reputation or assets of HNC, any of its affiliates or any customer, licensee, licensor or supplier of HNC or any of its affiliates;
(b) your commission of any crime or any act of fraud or dishonesty against HNC or any of its affiliates; (c) your intentional destruction, damage or misappropriation or conversion of any property (including without limitation technology, software or trade secrets) of HNC or any of its affiliates; (d) your habitual neglect of your duties to HNC; (e) your willful disregard or disobedience in any material respect of any of the stated policies of HNC that is not susceptible to cure or that is not cured within two (2) business days after the Board or CEO give you written notice of such disregard or disobedience; (f) a material breach by you of this Agreement or your Employee Invention Assignment and Confidentiality Agreement with HNC (including without limitation a breach by you of any of your agreements or obligations under
Section 1 of this Agreement); or (g) your voluntary termination of employment with, or your voluntary resignation from, HNC prior to March 1, 2002.

            You agree with HNC that the provisions of this Section 3 entirely replace and supersede the fifth paragraph on page 1 of the Offer Letter (regarding severance).

      4. You hereby confirm and agree that HNC has fully performed and satisfied all its obligations to you as provided in the second paragraph of page 1 of the Offer Letter and Attachment A thereto (regarding relocation assistance and reimbursement for temporary housing). You further confirm and agree with HNC that you have repaid in full to HNC the entire amount of principal and interest payable by you to HNC under: (a) that certain Loan and Security Agreement dated as of June 2, 2000 among HNC, you and your spouse, Jody A. Hansen, as amended by that certain First Amendment to Loan and Security Agreement made and entered into as of December 1, 2000 among HNC, you and Jody A. Hansen (collectively, the "LOAN AND SECURITY AGREEMENT"); and (b) the Secured Full Recourse Promissory Note dated as of June 2, 2000 in the principal amount of Six Hundred Thousand Dollars ($600,000) made and given by you and Jody A. Hansen to HNC (the "SECURED NOTE").

      5. You agree that during your employment with HNC, and for a period of one
(1) year after termination of your employment with HNC, you will not for any reason, whether directly or indirectly: (a) solicit, recruit, take away or attempt to take away, any employee or consultant of HNC or any of its affiliates, or induce (or attempt to induce) any employee or consultant of HNC or any of its affiliates to terminate his or its employment or services with HNC or any of HNC's affiliates; or (b) use any confidential or proprietary information of HNC or any of it is affiliates to, directly or indirectly, solicit any customer of HNC or any of its affiliates or induce any customer of HNC or its affiliates to terminate its relationship with HNC or any HNC affiliate. You and HNC agree that the foregoing provisions of this Section 5 will entirely supersede and replace the provisions of Sections 10 and 12 of your Employee Invention Assignment and Confidentiality Agreement with HNC, which you entered into upon becoming an HNC employee (the "INVENTION ASSIGNMENT /CONFIDENTIALITY AGREEMENT"), and that Sections

10 and 12 of the Invention Assignment / Confidentiality Agreement are hereby terminated and will be of no further force or effect.

           6. We agree that any dispute or claim, whether based on contract, tort or otherwise, relating to or arising out of your employment with HNC, or relating to the Offer Letter and/or to this letter agreement shall be subject to final and binding arbitration as provided in the final paragraph of the Offer Letter and the Agreement to Arbitrate Claims between you and HNC which you signed and dated as of March 1, 2000 (the "ARBITRATION AGREEMENT"); provided, however, that notwithstanding the foregoing or anything to the contrary in the Arbitration Agreement, you acknowledge and agree with HNC that, in the event of a breach or threatened breach by you or HNC of your Invention Assignment / Confidentiality Agreement or the provisions of Section 5 of this letter agreement, the non-breaching party would suffer irreparable harm in an amount that could not be readily determined, and therefore the non-breaching party will be entitled to the remedies of injunctive relief, specific performance and other equitable remedies to enforce such provisions and will be entitled to seek such relief and remedies from a court without the need for arbitration.

           7. Except as otherwise expressly set forth in, or amended by, this letter agreement, the terms of your employment with HNC as set forth in the Offer Letter will continue in full force and effect. In addition, you confirm and agree that you will continue to be bound by and subject to all the terms and conditions of your Invention Assignment / Confidentiality Agreement, as modified by this letter agreement.

           Bruce, if you agree to all of the foregoing provisions of this letter agreement, please confirm and indicate your agreement by signing this letter in the signature block provided for you below.

           HNC has agreed to the foregoing provisions of this letter agreement as evidenced by my signature below.

                                       Sincerely,

                                       HNC SOFTWARE INC.

                                       By: /s/ John Mutch             1/14/2002
                                           ------------------------------------
                                           John Mutch, Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Bruce E. Hansen
-------------------------
Bruce E. Hansen

ATTACHMENTS:
-----------
Appendix 1:  Revised Employment Offer Letter dated March 1, 2000
Appendix 2:  Settlement Agreement and General Release
Appendix 3:  Limited Release

                                   APPENDIX 1

               REVISED EMPLOYMENT OFFER LETTER DATED MARCH 1, 2000

                                                                      APPENDIX 1
[HNC letterhead]

March 1, 2000

Revision to Offer Letter dated Feb. 16, 2000

Bruce E. Hansen
1105 Mansion Ridge Road
Santa Fe, NM 87501

Dear Bruce:

On behalf of HNC Software Inc. (HNC) we are pleased to offer you a position as President, Financial Solutions in our Financial Solutions division reporting to John Mutch, President & CEO. Your salary will initially be $20,833.34 per month. In addition, you will be eligible to participate in our bonus program. This program will enable you to receive a cash bonus in 2000 (prorated based on the number of months worked in 2000) of up to $100,000 based upon goals to be determined and your performance relative to those goals. Your total target compensation on an annual basis is $350,000. This offer is contingent upon completing and receiving satisfactory references and a background check.

HNC will provide you with relocation assistance as defined in Attachment A. In addition, HNC will either reimburse you for temporary housing in San Diego for you and your family prior to your relocation (assuming a summer relocation date). Or, if you prefer, we will reimburse you for your actual commuting expenses, until the relocation is completed, with a periodic trip for your family to San Diego.

You will be eligible to participate in the employee benefits program established by HNC for its employees, generally effective the first day of the month following your date of hire. These benefits are listed in the enclosed information sheet and are subject to the participation conditions stated therein.

Upon your acceptance of this offer, we will recommend to the compensation committee of the HNC board that you be granted an option for seven (7) years to purchase 100,000 shares of HNC Common Stock at the current fair market value which will be the closing NASDAQ price on your date of hire or the date of the compensation committee meeting, whichever is later. If approved, the option shares will vest over a four (4) year period (based on your date of hire, or the date the compensation committee approves the grants, whichever is later) at the rate of 25% of the option shares per year, subject to your continued employment. The options will have a term of seven years, subject to your continued employment.

If you are terminated for reason other than cause, HNC agrees to pay you severance in the amount of one year base salary, and upon your signing of a separation and general release agreement.

Upon your employment, you will be required to sign a standard Invention Assignment and Confidentiality Agreement agreeing to hold in confidence any proprietary information received as an employee of HNC and to assign to HNC any inventions that you may make while employed by HNC. We wish to impress upon you that you are not to bring with you any confidential or

Bruce Hansen
March 1, 2000
Page 2



proprietary material of any former employer or to violate any other obligation to your former employers. In addition, you will be required to sign an Arbitration Agreement and a Code of Ethics Policy. All three documents are enclosed.

Upon your hire you are also required to provide the Company with legally required proof of your identity and authorization to work in the United States. Please bring appropriate documentation with you on your date of hire. If you are unsure of what constitutes appropriate documentation, please contact our Human Resources Department prior to your start date.

Your employment with HNC, should you accept this offer, will not be for any specific term and may be terminated at any time, with or without cause and with or without notice, by you or by the Company for any reason. Any contrary representations or agreements which may have been made to you are superseded by this offer. The at-will nature of your employment described in this offer letter shall constitute the entire agreement between you and HNC concerning the duration of your employment and the circumstances under which either you or the Company may terminate the agreement that changes the at will status of employment with HNC. The at-will term of your employment with HNC can only be changed in a writing signed by you and the President and CEO of HNC Software Inc., which expressly states the intention to modify the at will term of your employment. By signing the offer below, you acknowledge and agree that length of employment, promotions, positive performance reviews, pay increases, bonuses, increases in job duties or responsibilities and other changes during employment will not change the at will term of your employment with HNC and will not create any implied contract requiring cause for termination of employment.

As an employee of HNC, you will be required to comply with all Company policies and procedures. In particular, you will be required to familiarize yourself with and to comply with HNC's policy prohibiting unlawful harassment and discrimination and the policy concerning drugs and alcohol. Violations of these policies may lead to immediate termination of employment.

Bruce, we sincerely appreciate your interest in HNC and hope that you will accept our offer. If you wish to accept this offer, please sign below and return the fully executed letter to us, along with the executed Invention Assignment & Confidentiality Agreement, the Arbitration Agreement and the Code of Ethics Policy. You should keep one copy of this letter for your own records. This offer, if not accepted, will expire on March 1, 2000.

Sincerely,



Marlene Maher
Senior Vice President, Human Resources

enclosures

                                   APPENDIX 2

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

                                                                      APPENDIX 2


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


           THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE is made and entered into by and between BRUCE E. HANSEN (hereinafter referred to as "EMPLOYEE") and HNC SOFTWARE INC., a Delaware corporation (hereinafter referred to as the "COMPANY"), for and on behalf of the Company and its subsidiaries and affiliated entities.

           Whereas, as a condition precedent to Employee receiving certain substantial severance benefits from the Company pursuant to a letter agreement dated as of January 2, 2002 between Employee and the Company, Employee has agreed to enter into this Settlement Agreement and General Release in order to fully and finally settle all differences between Employee and the Company and to grant the Company a general release of claims, including, but in no way limited to, any differences or claims that might arise out of Employee's employment with the Company, and the termination of Employee's employment with the Company;

           NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the parties hereby agree as follows:

           1. Employee releases and discharges the Company, its successors and assigns, subsidiaries, affiliates, and the employees, officers, directors, stockholders, agents, attorneys and representatives of the Company and its subsidiaries and affiliates (the Company, together with its successors, subsidiaries, affiliates, and such employees, officers, directors, stockholders, agents, attorneys and representatives being collectively referred to as the "COMPANY RELEASEES") from all claims, liabilities, demands and causes of action known or unknown, fixed or contingent, which Employee has or may hereafter have arising out of or in any way connected with his employment with the Company, including the termination of his employment with the Company; provided, however, that the foregoing release and discharge will not release or discharge the Company from any of its unperformed express obligations to Employee under (i)
Section 3 of that certain letter agreement between the Company and Employee dated as of January 2, 2002 which sets forth and amends terms of Employee's employment with the Company (the "LETTER AGREEMENT"); or (ii) this Agreement.

           2. This Settlement and General Release shall not in any way be construed as an admission by the Company or any Company Releasee that it has acted wrongfully with respect to the Employee or any other person, that the Employee has acted wrongfully, or that the Employee has any rights whatsoever against the Company or any Company Releasee. The Company specifically disclaims any liability to Employee or any wrongful acts against Employee or any other person, on the part of itself, its employees, agents and all Company Releasees. Rather, the parties have entered into this settlement and release in order to lend greater certainty to the existing state of affairs in exchange for the promises and considerations herein.

           3. Employee represents, understands and agrees that his employment with the Company will terminate on _________, 200_.

           4. Employee understands that various federal, state and local laws prohibit age, sex, race or other forms of discrimination and that these laws are enforced through the U.S. Equal Employment Opportunity Commission, and state and local human rights agencies. Employee understands that if he believed his treatment by the Company or any Company Releasee has been discriminatory, he has had the right to consult with these agencies and to file a charge with them. Employee has decided voluntarily to enter into this Settlement Agreement and General Release, and waive the right to recover any amounts to which he may have been entitled under such laws.

           5. Employee represents and agrees that he will keep the terms and amount of this Settlement Agreement and General Release completely confidential, and that he will not disclose any information concerning this Settlement Agreement and General Release to anyone, other than his spouse and tax preparer, if any, or as required by legal process or applicable law; provided however, that Employee will first notify the Company if such disclosure is sought, allowing the Company the opportunity to object to such disclosure. In addition, Employee may disclose any information contained in this Settlement Agreement and General Release which the Company has previously made public disclosure of.

           6. It is agreed that the benefits contained in this Settlement Agreement and General Release which flow to Employee from the Company are subject to termination, reduction or cancellation in the event that Employee takes any action or engages in any conduct deemed by the Company to be in violation of this Agreement.

           7. Employee represents and agrees that this Settlement Agreement and General Release is binding upon himself, his estate, heirs, successors and assigns.

           8. Employee represents and agrees that the Company has advised him to consult with an attorney regarding aspects of this Settlement Agreement and General Release and that to the extent, if any, that he desired, Employee has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Settlement Agreement and General Release, and that he is voluntarily entering into this Settlement Agreement and General Release.

           9. Employee agrees not to engage in conduct or undertake speech derogatory about, disparaging of or detrimental to the Company or any Company Releasee or its reputation, its board of directors, officers, management, practices or procedures, or business operations.

           10. Employee agrees further that if any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable as a result of a claim, demand or cause of action Employee has brought, the Company, at its option, will be entitled to recover payments made to Employee, or on Employee's behalf, pursuant to the Letter Agreement. Any such legal action by the Company shall not be considered retaliatory.

           11. Employee represents and acknowledges that he has carefully read and fully understands all of the provisions of this Settlement Agreement and General Release which sets forth the entire agreement between the parties. Except for the Letter Agreement, and the Employee Invention Assignment and Confidentiality Agreement of Employee with the Company dated February 22, 2000, as such has been amended and partially superseded by the Letter Agreement, this Settlement Agreement and General Release supersedes any and all prior agreements or understandings between the parties and all corporate policies, practices or procedures pertaining to the subject matter of this Settlement Agreement and General Release.

           12. Employee understands that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, California state and local human rights agencies and federal and state courts. Employee understands that if he believes his treatment by the Company or any Company Releasee was discriminatory, he has had the right to consult with these agencies and to file a charge with them or file a lawsuit. Employee has decided voluntarily to enter into this Agreement, and waive the right to recover any amounts to which he may have been entitled under such laws, including, but not limited to: the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq. (as amended by the Older Workers' Benefit Protection Act, 29 U.S.C. Section 626(f)); the California Fair Employment and Housing Act, California Government Code Section 12900 et seq.; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. Section 1001 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq.; the Americans with Disabilities Act, and 42 U.S.C. Section 1981. In addition, this release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, intentional or negligent misrepresentation, any tort, personal injury, or violation of law which Employee may now have, or has ever had. The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys' fees and costs, reinstatement and other equitable relief, are all released by this Agreement. Accordingly, to the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by this Agreement.

           13. Employee expressly waives any right or benefit available to him in any capacity under the provisions of section 1542 of the Civil Code of California, which provides:

                     "A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

           14. Employee represents and acknowledges that he has not relied upon any representations or statements, written or oral, not set forth in this document.

           15. Employee understands that he has twenty-one (21) days in which to consider whether he should sign this Agreement; and that he further understands that if he signs this Agreement, he will be given seven (7) days following the date on which he signs this Agreement to revoke it and that this Agreement will not be effective until after this seven (7) day period had lapsed.

           16. This Agreement shall become effective on the eighth (8th) day following the date it is signed by Employee. It is understood that Employee may revoke his approval of this Agreement in the seven (7) day period following the date he signs this Agreement.

           PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed at ______________, California, this ____ day of _____________, 200_.


By: ______________________________
      Bruce E. Hansen


Executed at ______________, California, this ____ day of _________, 200_ .

HNC SOFTWARE INC.


By: _____________________________________
      [name]
      [title]

                                   APPENDIX 3

                                 LIMITED RELEASE




                                  ______, 200__



Bruce E. Hansen
Poway, CA 92064

                     Re:       Limited Release

Dear Bruce:


           HNC Software Inc. ("HNC") is executing and delivering this letter agreement to you, Bruce E. Hansen ("YOU") pursuant to the provisions of Section 3(e) of that certain letter agreement between You and HNC dated as of January 2, 2002 concerning terms of your employment with HNC (the "LETTER AGREEMENT"). This letter is the "Limited Release" referred to in the Letter Agreement. HNC hereby agrees with You as follows

           1. Subject to the terms and conditions of this letter, HNC releases and discharges You and your heirs and successors (collectively referred to as the "HANSEN RELEASEES") from all claims, liabilities, demands and causes of action known or unknown, fixed or contingent, which HNC has or may hereafter have against You arising out of or in any way connected with Your employment with HNC, including the termination of Your employment with HNC; provided, however, that notwithstanding the foregoing, the foregoing release and discharge will NOT release or discharge You from any of Your obligations, duties or liabilities to HNC or any of its subsidiaries or affiliates under, or arising from:

                  (a) the Letter Agreement,

                  (b) Your revised employment offer letter with HNC dated March
            1, 2000, as such was amended by the Letter Agreement;

                  (c) Your Employee Invention Assignment and Confidentiality
            Agreement with HNC, which You entered into upon becoming an HNC employee, as such was amended by the Letter Agreement;

                  (d) the Settlement Agreement and General Release being entered into by You and HNC concurrently herewith;

                  (e) any act or omission by You that constitutes or involves
            Your (i) fraud, (ii) criminal conduct; (iii) willful misconduct, malfeasance or breach of fiduciary duty with respect to HNC, any of its subsidiaries or affiliates or any director, officer, stockholder, employee, agent, attorney or representative of HNC or any of its subsidiaries or affiliates; (iv) wrongful disclosure, misuse or misappropriation of any confidential or proprietary information of HNC or any of its subsidiaries or affiliates, or (v) wrongful disclosure, misuse, misappropriation or infringement of any software, technology or intellectual property rights of HNC or any of its subsidiaries or affiliates.

           2. This Settlement and General Release shall not in any way be construed as an admission by You or by any Hansen Releasee that You have acted wrongfully with respect to HNC or any other person, that HNC has acted wrongfully, or that HNC has any rights whatsoever against You or any Hansen Releasee. Rather, the parties have entered into this release in order to lend greater certainty to the existing state of affairs in exchange for the promises and considerations herein.

           3. HNC agrees not to engage in conduct or undertake speech that is affirmatively derogatory about, disparaging of or detrimental to You or Your reputation as it relates to Your employment with HNC.

Executed at ______________, California, this ____ day of _________, 200_.


By: ______________________________
      Bruce E. Hansen


Executed at ______________, California, this ____ day of _________, 200_.


HNC SOFTWARE INC.


By: _____________________________________
      [name]
      [title]